EXHIBIT 99.1


   FOR IMMEDIATE RELEASE
   February 11, 2003
                                                        Contact: James Moss
                                                        Chief Financial Officer
                                                        (717) 909-2247

     WAYPOINT FINANCIAL CORP. COMPLETES FOURTH STOCK REPURCHASE PROGRAM

HARRISBURG, PA -- Waypoint Financial Corp. (Nasdaq: WYPT) today announced that it has completed the repurchase of 1,726,000 shares under its fourth stock repurchase program.

     The repurchase plan was authorized by Waypoint's Board of Directors on December 19, 2002. Shares were repurchased through open market or negotiated transactions and are being held by the corporation as treasury stock.

     Waypoint Financial Corp. is a $5.4 billion bank holding company for Waypoint Bank, which is headquartered in Harrisburg, Pennsylvania with a network of 59 branches. Waypoint Bank operates 51 branches in Dauphin, York, Lancaster, Cumberland, and Lebanon counties in southcentral Pennsylvania and 8 branches in Baltimore, Harford and Washington counties in northern Maryland. Waypoint provides a full range of financial services including banking for retail, commercial, and small business customers, mortgages, trust and investment, brokerage, and insurance services to over 120,000 households and businesses.

                                     # # # #